Exhibit 10.13

GUARANTY

GUARANTY dated as of October 4, 2005 (this “Guaranty”), by BROOKSTONE, INC, and ADVANCED AUDIO CONCEPTS, LIMITED (individually and collectively the “Facility Guarantor”) in favor of (a) BANK OF AMERICA, N.A. a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent” and, in its capacity as both Administrative Agent and Collateral Agent, the “Agent”) for the Lenders and Secured Parties (as defined in the Credit Agreement referred to below), (b) the Issuing Bank (as defined in the Credit Agreement), (c) the Lenders party to the Credit Agreement, and (d) the other Secured Parties.

WITNESSETH

Reference is made to the Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by, among others, (i) Brookstone Company, Inc., a New Hampshire corporation, as Lead Borrower (together with the Borrowers named herein and such other Persons who later become Borrowers pursuant to the terms and conditions of the Credit Agreement and Loan Documents individually a “Borrower” and collectively the “Borrowers”), (ii) the Lenders named therein, (iii) Bank of America, N.A. , as Administrative Agent and Collateral Agent for the Lenders, as Swingline Lender, and as Issuing Bank, and (iv) Goldman Sachs Credit Partners L.P. as Documentation Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans, the Swingline Lender has agreed to make Swingline Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans, Swingline Lender to make Swingline Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Facility Guarantor of a Guaranty in the form hereof. As consideration therefor and in order to induce the Lenders to Make Loans, the Swingline Lender to make Swingline Loans and the Issuing Bank to issue Letters of Credit, the Facility Guarantor is willing to execute this Guaranty.

Facility Guarantor is the direct or indirect owner of one hundred percent of the capital stock of the Borrowers, and will materially benefit from the Loans to be made and the Letters of Credit to be issued under the Credit Agreement.

Accordingly, the Facility Guarantor agrees as follows:

SECTION 1. Guaranty. Facility Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance (whether at the stated maturity, by required pre-payment, by acceleration or otherwise) by the Borrowers of all Obligations, including all such obligations which shall become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code (11 U.S.C. §101ff) and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. Facility Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon the Guaranty notwithstanding any extension or renewal of any Obligation.

SECTION 2. Obligations Not Affected. To the fullest extent permitted by Applicable Law, Facility Guarantor waives presentment to, demand of payment from and protest to Facility Guarantor or any Borrower of any of the Obligations, and also waives notice of acceptance of the Guaranty, notice of protest for nonpayment, and all other notices of any kind. To the fullest extent permitted by Applicable Law, the obligations of Facility Guarantor hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any third party with respect to any of the Obligations, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty, any other Loan Document or any other agreement, with respect to any particular Borrower under the Credit Agreement or with respect to the Obligations, (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or (d) the lack of legal existence of any Borrower or legal obligation to discharge any of the Obligations by any Borrower for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Borrower.

SECTION 3. Security. Facility Guarantor authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of the Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees or other obligors.

SECTION 4. Guaranty of Payment and Performance. Facility Guarantor further agrees that this Guaranty constitutes a guaranty of payment and performance of all Obligations and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the Collateral or other security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Borrower or any other Person or to any other guarantor of all or part of the Obligations. Any payment required to be made by Facility Guarantor hereunder may be required by the Agent on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Secured Parties, in the manner provided in the Credit Agreement.

SECTION 5. Indemnification. Without limiting (or duplicating) any other indemnification obligations under the Credit Agreement and the other Loan Documents, Facility Guarantor shall indemnify the Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Guaranty, the Credit Agreement or any other Loan Document to which Facility Guarantor is a party, the performance by Facility Guarantor of its obligations under this Guaranty, the Credit Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent there is a specific finding in a judicial proceeding before a court of competent jurisdiction (in which the Indemnitee has had notice and an opportunity to be heard) from which finding no further appeal is available that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of any Indemnitee or any Affiliate of an Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Facility Guarantor shall promptly pay the reasonable fees and expenses of such counsel.

SECTION 6. No Discharge or Diminishment of Guaranty. The obligations of Facility Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full in immediately available funds of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Facility Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of Facility Guarantor or any Borrower or that would otherwise operate as a discharge of Facility Guarantor or any Borrower as a matter of law or equity (other than payment in full in immediately available funds of all the Obligations).

SECTION 7. Defenses of Facility Guarantor Waived. To the fullest extent permitted by Applicable Law, Facility Guarantor waives any defense based on or arising out of any defense of any Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than the payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower, or exercise any other right or remedy available to them against any Borrower, without affecting or impairing in any way the liability of Facility Guarantor hereunder except to the extent that all the Obligations have been paid in full in immediately available funds. Pursuant to, and to the extent permitted by, Applicable Law, Facility Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in such foreclosure action, even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Facility Guarantor against any Borrower or any security. Facility Guarantor agrees that it shall not prove any claim in competition with the Agent or any other Secured Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

SECTION 8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against Facility Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due (giving effect to any applicable grace periods, if any), whether at maturity, by acceleration, after notice of prepayment or otherwise, Facility Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Secured Party as designated thereby in immediately available funds the amount of such unpaid Obligations. Upon payment by Facility Guarantor of any sums to an Agent or any other Secured Party as provided above, all rights of Facility Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in immediately available funds of all the Obligations (other than contingent obligations for which no claims has been made). In addition, any indebtedness of any Borrower or any other Loan Party now or hereafter held by Facility Guarantor is hereby subordinated in right of payment to the prior payment in full in immediately available funds of all of the Obligations. Facility Guarantor will not demand, sue for, or otherwise attempt to collect any such indebtedness until payment in full in immediately available funds of the Obligations (other than contingent obligations for which no claims has been made), termination of Lenders’ commitments to make Loans, reduction of the Letter of Credit Outstandings to zero or full collateralization thereof in a manner satisfactory to the Issuing Bank and the Agent, and termination of the Issuing Bank’s obligation to issue Letters of Credit under the Credit Agreement. If any amount shall erroneously be paid to Facility Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) during the continuance of an Event of Default any such indebtedness of any Borrower or any other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9. Limitation on Guaranty of Obligations. In any action or proceeding with respect to Facility Guarantor involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Facility Guarantor under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Facility Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10. Information. Facility Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Facility Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise Facility Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 11. Termination. The Guaranty (a) shall terminate when all the Obligations have been paid in full in immediately available funds (other than contingent obligations for which no claims has been made) and the Lenders have no further commitment to lend under the Credit Agreement, the Letter of Credit Outstandings have been reduced to zero, or fully collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or Facility Guarantor upon the bankruptcy or reorganization of any Borrower or any Loan Party or otherwise.

SECTION 12. Costs of Enforcement. Facility Guarantor will pay on demand (i) all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of counsel for the Agent and any outside consultants for the Agent, in connection with the preparation and administration of this Guaranty or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agent, in connection with the enforcement or protection of the rights of the Agent, and in connection with the Loan Documents, including their rights under this Guaranty.

SECTION 13. Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Facility Guarantor that are contained in this Guaranty shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Guaranty shall be binding upon the Facility Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the other Secured Parties, and their respective successors and assigns, except that Facility Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void).

SECTION 14. Waivers; Amendment. (a) The rights, remedies, powers, privileges, and discretions of the Agent hereunder and under Applicable Law (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by Facility Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Facility Guarantor in any case shall entitle Facility Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Facility Guarantor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 15. Copies and Facsimiles. This instrument and all documents which have been or may be hereinafter furnished by Facility Guarantor to any of the Agent may be reproduced by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 17. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 18. Survival of Agreement; Severability.

(a) All covenants, agreements, representations and warranties made by Facility Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the Obligations are outstanding (other than contingent obligations for which no claim has been made) and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

(b) Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19. Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty.

SECTION 21. Jurisdiction; Consent to Service of Process.

(a) Facility Guarantor agrees that any suit for the enforcement of this Guaranty or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. The Facility Guarantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Facility Guarantor agrees that any action commenced by Facility Guarantor asserting any claim or counterclaim arising under or in connection with this Guaranty or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

(b) Facility Guarantor irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Guaranty or any other Loan Document will affect the right of Facility Guarantor to serve process in any other manner permitted by law.

SECTION 22. Waiver of Jury Trial. FACILITY GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH FACILITY GUARANTOR IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST FACILITY GUARANTOR OR IN WHICH FACILITY GUARANTOR IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS GUARANTY, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT. FACILITY GUARANTOR ACKNOWLEDGES THAT THE AGENT AND THE OTHER SECURED PARTIES HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH HEREIN, AND CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

SECTION 23. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or such Affiliate to or for the credit or the account of Facility Guarantor against any of and all the obligations of Facility Guarantor now or hereafter existing under this Guaranty, the Credit Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty, the Credit Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 23 are in addition to any other rights and remedies (including other rights of set-off) that such Secured Party may have.

SECTION 24. Joinder to Guaranty. As contemplated in the Credit Agreement, additional Subsidiaries may from time to time become parties hereto and additional Facility Guarantors hereunder by execution and delivery of a Joinder to Guaranty. Such Joinder to Guaranty shall be effective upon delivery by such additional Facility Guarantor, without further action or consent or notice to any party hereto. Upon delivery of such Joinder to Guaranty, all obligations of each Facility Guarantor hereunder shall be joint and several with the obligations of each other Facility Guarantor hereunder.

SECTION 25. Further Assurances. Facility Guarantor will execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any Applicable Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by this Guaranty, the Credit Agreement and the other Loan Documents, all at the expense of Facility Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Facility Guarantor has duly executed this Guaranty under seal as of the day and year first above written.

FACILITY GUARANTOR:

BROOKSTONE, INC.

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

ADVANCED AUDIO CONCEPTS, LIMITED

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

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